SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2004

HOLLY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-03876	75-1056913
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

100 Crescent Court,		75201-6927
Suite 1600		(Zip code)
Dallas, Texas
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable
(Former name or former address, if changed since last report)

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.

     On October 11, 2004, Lamar Norsworthy, the Chairman of the Board and Chief Executive Officer of Holly Corporation, entered into a trading plan with Goldman, Sachs & Co., pursuant to which Goldman, Sachs will undertake to sell approximately 500,000 of Mr. Norsworthy’s shares of Holly common stock in the open market over a 12-month period ending in October 2005, unless earlier terminated. This trading plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934 and was adopted in compliance with Holly’s insider trading policy. Mr. Norsworthy currently owns approximately 1,320,000 shares of Holly common stock, including approximately 96,000 restricted shares and approximately 44,000 shares held in a Holly employee benefit plan. Additionally, Mr. Norsworthy holds vested and unvested options to purchase 640,000 shares of Holly common stock. Mr. Norsworthy also is a trustee and a beneficiary of trusts that indirectly hold approximately 1,143,000 shares.

     Except as may be required by law, Holly does not undertake to report future plans by its officers or directors, nor to report modifications, terminations, transactions or other activities under Mr. Norsworthy’s plan or such other plans.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY CORPORATION
By	/s/ Stephen J. McDonnell
Stephen J. McDonnell
Vice President & Chief Financial Officer

Date: October 12, 2004